EXCHANGE AGREEMENT
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         THIS EXCHANGE  AGREEMENT  effective the 22nd day of April, 1999, by and between ENTERTECH MEDIA GROUP, INC., formerly known as Inter-Link Communications

Group, Inc., a Nevada corporation, (hereinafter "Parent") and ENTERTECH LIMITED,

a Nevada corporation, (hereinafter "Subsidiary").

                                   WITNESSETH:

         WHEREAS,  Parent and Subsidiary  agree that it would be to their mutual benefit  for Parent to acquire all of the  outstanding  stock of  Subsidiary  in exchange for shares of Parent stock.;

         NOW,  THEREFORE,  in  consideration  of the  premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1.  [REPRESENTATIONS  OF ENTER-TECH]  Subsidiary  hereby  represents to

Parent that to the best of its knowledge:

             (a) Subsidiary  as of March 31, 1999 owns,  and on the Closing Date hereinafter  provided  will  own,  free and  clear  of all  liens,  charges  and encumbrances,  all of the assets set forth on the Financial  Statements attached to Subsidiary's Private Placement Memorandum dated March 31, 1999 (the"PPM").

             (b) Subsidiary  has  heretofore  furnished  to Parent copies of the balance  sheet of  Subsidiary . Said  balance  sheet  accurately  sets forth the financial  condition of Subsidiary as of said date,  prepared in conformity with generally accepted accounting principles consistently applied.

             (c) Subsidiary has good and marketable title to all of its property and assets (except  property and assets disposed of since such date in the usual


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and ordinary course of business),  subject to no mortgage, pledge, lien or other encumbrance except as disclosed in such financial statements.

             (d) Subsidiary  has no  obligations,  liabilities  or  commitments,

contingent or otherwise, of a material nature, except as set forth in the PPM.

             (e) Subsidiary is not a party to any employment contract, or to any lease,  agreement or other  commitment  not in the usual and ordinary  course of business, nor to any pension, insurance, profit-sharing or bonus plan, except as disclosed in the PPM.

             (f) Subsidiary is not a defendant,  nor a plaintiff  against whom a counterclaim has been asserted,  in any litigation,  pending or threatened,  nor has any material claim been made or asserted against  Subsidiary,  nor are there any  proceedings  threatened or pending  before any federal,  state or municipal government,  or  any  department,  board,  body  or  agency  thereof,  involving

Subsidiary except as disclosed in the PPM.

             (g) Subsidiary is not in default under any agreement to which it is a party nor in the payment of any of its obligations.

             (h) Between  the date of the  Financial  Statements  referred to in subparagraph "a" hereof and the Closing,  Subsidiary will not have (i) mortgaged or pledged or subjected to any lien,  charge or other  encumbrance  any of their assets,  tangible  or  intangible,  except in the usual and  ordinary  course of business,  or (ii) sold,  leased, or transferred or contracted to sell, lease or transfer  any  assets,  tangible  or  intangible,  or  entered  into  any  other transactions, except in the usual and ordinary course of business, or (iii) made any material  change in any  existing  employment  agreement  or  increased  the compensation payable or made any arrangement for the payment of any bonus to any officer, director, employee or agent, except as set forth in the PPM.


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             (i) This  Exchange  Agreement  has been duly executed by Subsidiary and the execution and  performance of this Exchange  Agreement will not violate,

or result in a breach of, or constitute a default in any agreement,  instrument,

judgment,  order or decree to which Subsidiary is a party or to which Subsidiary is subject nor will such execution and performance  constitute a violation of or conflict with any fiduciary duty to which Subsidiary is subject,  to the best of

Subsidiary's knowledge.

             (j) Subsidiary   has  timely  filed  or  obtained   the   necessary

extensions  with the  appropriate  governmental  authorities,  all tax and other returns  required to be filed by it. Such  returns are true and complete and all taxes shown  thereon to be due have been paid.  All  material,  federal,  state,

local,  county,  franchise,  sales,  use, excise and other taxes assessed or due have been duly paid or reserves for unpaid taxes have been set up as required on the basis of the facts and in  accordance  with  generally  accepted  accounting principles.

             (k) Except as may be  disclosed  in the PPM,  Subsidiary  is not in default with respect to any order, writ,  injunction , or decree of any court or federal, state, municipal or other governmental department,  commission,  board,

bureau,  agency or  instrumentality,  and there are no actions,  suits,  claims,

proceedings  or  investigations  pending  or,  to the  knowledge  of  Subsidiary threatened against or affecting Subsidiary, at law or in equity, or before or by

any  federal,   state,   municipal  or  other  governmental  court,   department

commission,  board,  bureau,  agency or  instrumentality,  domestic  or foreign.

Subsidiary has complied in all material respects with all laws,  regulations and orders applicable to its business.


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             (l) No  representation  in  this  section,  nor  statement  in  any document,  certificate or schedule furnished or to be furnished pursuant to this

Exchange  Agreement  by  Subsidiary,  or in  connection  with  the  transactions contemplated  hereby,  contains or  contained  any untrue  statement of material fact,  nor does or will  omit to state a  material  fact  necessary  to make any statement of fact contained herein or therein not misleading.

             (m) As  of  March   31,  1999,  there  were  10,000,000  shares  of

Subsidiary's  common stock issued and  outstanding.  In addition,  Subsidiary is offering a minimum of 1,500,000  shares and a maximum of 5,000,000 shares of its common stock in units of 25,000 shares at a price of $1.00 per share pursuant to the PPM dated March 31, 1999.  This private  placement  of  Subsidiary's  shares shall be completed  after the effective date of this Exchange  Agreement and the shares sold pursuant to the PPM will be additional issued and outstanding shares which the parties agree will be subject to this Exchange Agreement.

         2.  [REPRESENTATIONS OF PARENT] Parent represents to Subsidiary that:

             (a) Parent is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada; is qualified to transact business in Nevada and no other state.  Parent has an authorized  capitalization of 100,000,000  shares of common stock with a par value of $0.001 per share,  of which there are issued and outstanding  900,000 shares, and 10,000,000 shares of preferred stock of which none are outstanding.

             (b) Parent has delivered to Subsidiary its balance sheet, financial statements for the period ended December 31, 1998.  These  financial  statements accurately  set  forth  the  financial  condition  of  Parent  as of  the  dates specified,  prepared in conformity with generally accepted accounting principles consistently applied.


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             (c) Parent has good and marketable title to all of its property and assets (except  property and assets disposed of since such date in the usual and ordinary  course of  business),  subject to no mortgage,  pledge,  lien or other encumbrance except as disclosed in such balance sheet.

             (d) Parent  has  no   obligations,   liabilities   or  commitments,

contingent  or  otherwise,  of a material  nature which were not  provided  for,

except as set forth in such balance sheet.

             (e) There has been no change  in  the  nature  of the  business  of

Parent,  nor in its financial  condition or property,  other than changes in the usual  and  ordinary  course  of  business,  none of which  has been  materially adverse,  and Parent has  incurred no  obligations  or  liabilities  or made any commitments  other than in the usual and ordinary  course of business  except as disclosed in its financial statements.

             (f) Parent  is  not a party  to any  employment  contract  with any officer,  director,  or  stockholder,  or  to  any  lease,  agreement  or  other commitment not in the usual and ordinary course of business, nor to any pension,

insurance,  profit-sharing  or bonus plan,  except as disclosed in its financial statements.

             (g) Parent  is  not  defendant,  nor  a  plaintiff  against  whom a counterclaim has been asserted,  in any litigation,  pending or threatened,  nor has any material claim been made or asserted  against Parent,  nor are there any proceedings  threatened  or  pending  before  any  federal,  state or  municipal government, or any department,  board, body or agency thereof, involving Parent,

except as disclosed in Exhibit "A".

             (h) Parent is not in default  under any  agreement to which it is a party nor in the payment of any of its obligations.


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             (i) Between  the  date  of  the  balance  sheet   referred   to  in

subparagraph  "a"  hereof  and the  Closing,  Parent  will  not have (i) paid or declared any  dividends on or made any  disbursements  in respect of, or issued,

purchased or redeemed,  any of the  outstanding  shares of its capital stock, or

(ii) made or authorized any changes in its Articles of  Incorporation  or in any amendment  thereto  or  in  its  By-Laws,  or  (iii)  made  any  commitments  or disbursements or incurred any obligations or liabilities of a substantial nature or which are not in the usual and ordinary course of business, or (iv) mortgaged or pledged or subjected to any lien,  charge or other  encumbrance  any of their assets,  tangible or intangible,  except in the usual and ordinary course of its business,  or (v) sold,  leased,  or transferred or contracted to sell, lease or transfer  any  assets,  tangible  or  intangible,  or  entered  into  any  other transactions,  except in the usual and ordinary course of business, or (vi) made any loan or advance to any stockholder of Parent, or to any other person,  firm,

or  corporation  except in the usual and ordinary  course of business,  or (vii)

made any material change in any existing  employment  agreement or increased the compensation payable or made any arrangement for the payment of any bonus to any officer, director,  employee or agent, except as set forth in Parent's financial statements.

             (j) This  Exchange  Agreement  has been duly executed by Parent and the execution and  performance of this Exchange  Agreement will not violate,  or result in a breach of, or  constitute  a default in any  agreement,  instrument,

judgment,  order or decree to which it is a party or to which it is subject  nor will such execution and  performance  constitute a violation of or conflict with any fiduciary duty to which it is subject.

             (k) Parent has filed with the appropriate governmental authorities,

all tax and other  returns  required  to be  filed.  Such  returns  are true and complete  and all taxes shown  thereon to be due have been paid.  All  material,


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federal,  state, local,  county,  franchise,  sales, use, excise and other taxes assessed or due have been duly paid and no reserves  for unpaid  taxes have been set up or are  required  on  the  basis  of the  facts  and in  accordance  with generally accepted accounting principles.

             (l) Parent is not in  default  with  respect  to any  order,  writ,

injunction,  or  decree  of any  court or  federal,  state,  municipal  or other governmental department,  commission,  board, bureau, agency or instrumentality,

and there are no actions,  suits, claims,  proceedings or investigations pending or, to the knowledge of Parent threatened against or affecting Parent, at law or in equity, or before or by any federal,  state, municipal, or other governmental

court,  department,   commission,  board,  bureau,  agency  or  instrumentality,

domestic or foreign,  except as disclosed in Exhibit "B." Parent has complied in all material  respects with all laws,  regulations and orders  applicable to its business.

             (m) No  representation  in  this  section,  nor   statement  in any

document,  certificate or schedule furnished or to be furnished pursuant to this

Exchange   Agreement  by  Parent,   or  in  connection  with  the   transactions

contemplated  hereby,  contains or contained any untrue  statement of a material fact,  nor does or will  omit to state a  material  fact  necessary  to make any statement of fact contained herein or therein not misleading.

         3.  [DATE AND TIME OF CLOSING] The  closing  shall be held on April 22,

1999,  at 10:00 am, local time,  at 50 West  Liberty  Street,  Suite 880,  Reno,

Nevada,  or at such other time and place as may be mutually  agreed upon between the parties in writing (hereinafter "the Closing").

         4.  [EXCHANGE  OF  SHARES  OF  STOCK  AND  OTHER  ACTIONS]  The mode of carrying  into effect the exchange  provided for in this  Agreement  shall be as follows:


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             (a) Subsidiary  shall call a special meeting its board of directors to be held on April 22,  1999,  at 10:30 a.m.,  local time,  at 50 West  Liberty

Street, Suite 880, Reno, Nevada, for the following purposes:

                 (1) Ratifying,  approving  and  carrying  out the terms of this

     Exchange Agreement; and

                 (2) Designating an John Daly as the Exchange Agent for purposes of completing this Exchange Agreement.

             (b) Parent  shall call a special  meeting its board of directors to be held on April 22, 1999, at 10:30 a.m., local time, at 50 West Liberty Street,

Suite 880, Reno, Nevada, for the following purposes:

                 (1) Ratifying,  approving  and  carrying  out the terms of this

     Exchange Agreement;

                 (2) Issuing  shares  to  the  Exchange   Agent   designated  by

     Subsidiary  in amounts  sufficient  to carry out the terms of this Exchange

     Agreement.  Such shares shall be in the minimum amount of 11,500,000 shares and a maximum amount of 15,000,00  shares,  as the issuance of Subsidiary's shares through the PPM may require.

             (c) The  Exchange  Agent shall take all actions  necessary to cause the shares of Parent  issued to the  Exchange  Agent to be exchange  for all the issued and outstanding shares of Subsidiary after Subsidiary's PPM is completed.

All Subsidiary shares shall thereafter be surrendered to Parent.


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         5.  [NOTICES] Any notice under this  Agreement  shall be deemed to have been  sufficiently  given if sent by Federal Express or other similar  overnight delivery service, or registered or certified mail, postage prepaid, addressed as follows:

         If to Subsidiary:

                       Mark Tolner
                       4929 Wilshire Blvd., Suite 830
                       Los Angeles, CA 90010


         If to Parent, to:

                       Mark Tolner
                       4929 Wilshire Blvd., Suite 830
                       Los Angeles, CA 90010

or to any other  address  which may  hereafter be  designated by either party by notice given in such manner.  All notices  shall be deemed to have been given as of the date of receipt.

         6.  [COUNTERPARTS]  This  Exchange  Agreement  may be  executed  in any number of  counterparts,  each of which when executed and delivered  shall be an

original,   but  all  such  counterparts  shall  constitute  one  and  the  same instrument.

         7.  [MERGER  CLAUSE]  This  Exchange  Agreement  supersedes  all  prior agreements  and  understandings  between  the  parties and may not be changed or terminated orally, and no attempted change,  termination or waiver of any of the provisions  hereof shall be binding  unless in writing and signed by the parties hereto.

         8.  [GOVERNING  LAW] This Agreement  shall be governed by and construed according to the laws of the State of Nevada.

             IN WITNESS  WHEREOF,  the parties  hereto have caused this Exchange

Agreement to be executed the day and year first above written.


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                                      ENTER-TECH MEDIA GROUP, INC.
                                      A Nevada Corporation


                                      By /s/Mark Tolnew
                                        ----------------------------------------
                                            Mark Tolner
                                            Its: President
                                            (Hereunto duly authorized)



                                      ENTERTECH LIMITED
                                      A Nevada Corporation


                                      By /s/Mark Tolner
                                        ----------------------------------------
                                            Mark Tolner
                                            Its: President
                                            (Hereunto duly authorized)


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